SUBSCRIPTION AGREEMENT

                                PTI HOLDING INC.
                            (a Delaware corporation)



PTI Holding Inc.
One Executive Boulevard,
Yonkers, NY 10701


Ladies and Gentlemen:

         I hereby subscribe for the purchase of Two Million One Hundred Seventy Three Thousand Nine Hundred Thirteen (2,173, 913) shares (the "Shares") of the Common Stock, $.01 par value per share, of PTI Holding Inc. (the "Company"), at a price of $.46 per share, or an aggregate purchase price of $1,000,000.00(the "Purchase Price").

        This Agreement represents the subscription by the undersigned for the Shares. Execution of this Subscription Agreement (the "Agreement") shall constitute an offer by the undersigned to subscribe for the Shares on the terms specified herein.

        Section 1. Purchase of the Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing (as herein defined) the undersigned shall purchase from the Company, and the Company shall issue sell and deliver, the Shares for the Purchase Price.

        1.1 Closing. The "Closing Date" shall be August 15, 2000.

        1.2 Payment of the Purchase Price. At the Closing, in full payment for the Shares to be issued and delivered, the undersigned shall pay the Purchase Price by cash, check, or wire transfer.

        1.3 The Undersigned's Conditions Precedent. The obligations of the undersigned under this Agreement to proceed with the transactions contemplated hereby are subject to the fulfillment of the following condition prior to closing, and the Company shall use its best efforts to cause such condition to be fulfilled: all defaults under all agreements and instruments in connection with the Company's financing, currently outstanding, shall be waived by the Company's current financing and lending sources ("the Lenders"), and the Lenders shall consent to this Agreement, on terms and by written waiver and consent reasonably satisfactory in form and substance to the undersigned.

        1.4 Undersigned's Right to "Put" the Shares. The undersigned shall have the right to "Put" to the Company, and upon proper exercise of such Put, the Company shall repurchase the Shares at the Put Price, as herein defined. The Put Price shall be equal to the Purchase Price multiplied by 0.9. The Put Price shall be allocated pro rata among the Shares or any security into which the Shares are converted or exchanged. The Put shall not be exercisable for a period of two years from the date hereof. The undersigned shall not exercise the Put at any time that such exercise shall cause the Company to be in default of any covenants contained in its then current financing agreements. The Put may be exercised in whole or in part from time to time.

                1.4.1 Exercise of the Put. The undersigned shall notify the Company in writing of the election to exercise and set forth the number of Shares with respect to such exercise. The "Put Date" for closing shall be 20 business days after notice of exercise at 10:00 a.m., and the place for payment of the Put Price shall be the Company's offices, at the address first set forth above, unless another date is agreed upon by the Company and the undersigned. Payment of the Put Price shall be made by the Company by delivery to the undersigned of a certified or bank check payable to the order of the undersigned. On the Put Date, the undersigned shall deliver certificates for the Shares together with a stock power, executed in blank, with signature guaranteed. If any certificates for the Shares shall have been lost, stolen or destroyed, the undersigned shall sign and deliver to the Company an affidavit of loss attesting to such loss, theft or destruction, and indemnifying the Company for all loss or damages incurred in connection therewith. All costs, fees or taxes attributable to such exercise shall be the responsibility of the Company.


        Section 2. Representations and Warranties of the Company. The Company represents and warrants to the undersigned as follows, and acknowledges that the undersigned is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the undersigned or on his behalf.

        2.1 Consents, Authorizations and Binding Effect.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify.

                (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not:

                (i) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which the Company or any of its properties is bound;

                (ii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Company;

                (iii) result in the acceleration of any debt or other obligation of the Company; or

                (iv) conflict with or violate any provision of the Company's certificate of incorporation or by-laws, in each case as amended through the date hereof.

        2.2 Judgments. No judgments exist against the Company or any of the Company's assets.

        2.3 Litigation and Compliance.

                (a) There are no actions, suits, claims or proceedings or governmental or administrative investigations pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, is there any reasonable basis for any such action, suit, claim or proceeding (i) by, against or otherwise involving any of the Company or any of the Company's officers, directors, employees or agents or any asset or property of others leased or used by the Company pursuant to an agreement which, if decided adversely to the Company, would have a materially adverse effect on the company's financial condition or (ii) which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

                (b) The Company is in substantial compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any violation by it of, any statute, law, ordinance, regulation, decree or order applicable to the business or operations of the Company.

                (c) None of the Company nor the transactions contemplated under this Agreement is subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to the business and operations of the Company.

                (d) The Company has duly filed all reports and returns  required
to  be  filed  by  it  with  governmental   authorities  and  has  obtained  all
governmental permits and licenses and other governmental consents.

        2.4 Securities. The Shares, when sold pursuant to the terms hereof, shall constitute duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock.


        Section 3. Representations and Warranties of the Undersigned. The Undersigned represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the Company or on its behalf.

        3.1 Risk Factors. The undersigned has reviewed and fully understands each of the RISK FACTORS, attached hereto as EXHIBIT A, involved in an investment in the Company and agrees that the undersigned's execution and delivery of this Subscription Agreement shall constitute an acknowledgment by the undersigned that: (i) the undersigned has read and understands all such RISK FACTORS; (ii) if the undersigned has received or reviewed a business plan, offering memorandum or projection of future performance of the Company, he has not relied upon such documents as the basis of, or an influencing factor with respect to, his decision to subscribe to invest in the Company; and (iii) there is no basis for projecting the profits or losses that might result from the Company's operations.

        3.2 Not Dependent upon Investment. The undersigned (i) has adequate means of providing for the undersigned's current needs and possible contingencies, apart from any income that the undersigned might earn from an investment in the Company, and the undersigned has no need for liquidity of the undersigned's investment in the Company, (ii) can bear the economic risk of losing the undersigned's entire investment therein, and (iii) has, alone, such knowledge and experience that the undersigned is capable of evaluating the relative risks and merits of this investment.

        3.3  Subscriber's Status.
                3.3.1 The undersigned, if an individual, is more than 21 years old. The undersigned has consulted with tax and legal counsel selected by the undersigned, and has reviewed with such counsel the Company's Annual Report on Form 10-K for the year ended12/31/99 and Quarterly Report on Form 10-Q for the quarter ended 3/31/00 (the A34 Docs"), and this Subscription Agreement, and the merits of an investment in the Company. The undersigned, together with such persons, has sufficient knowledge and experience in business and financial matters to evaluate the merits and the risks of an investment in the Company, and the undersigned, fully aware of the risks involved, has determined that an investment in the Company is consistent with the undersigned's investment objectives. The undersigned is relying solely on the undersigned's own tax advisors with respect to the tax factors relating to an investment in the Company.

                3.3.2 The undersigned is an Accredited Investor as defined in Rule 501 of the Securities Act of 1933, as amended (the "Act") and satisfies at least one of the following categories:

                (a) a corporation, partnership, trust or llc, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                (b) a director, or executive officer of the Company;

                (c) a natural person whose individual net worth, or joint net worth with that person's spouse at the time of his purchase exceeds $1,000,000;

                (d) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; and

                (e) an entity in which all of the equity owners are accredited investors.

                3.3.3 The subscriber, if an entity, is duly organized, validly existing and in good standing under the under the laws of the state of its organization.

                3.3.4 The undersigned, if signing on behalf of an entity, has been duly authorized to execute and deliver this agreement, and such agreement has been duly authorized by such entity's governing body and constitutes the legal, valid and binding obligation of such entity.

        3.4   Subscriber's   Address.   The  address  set  forth  below  is  the
undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

        3.5 Familiarity with Company. All documents, records and books pertaining to an investment in the Company requested by the undersigned have been made available or delivered to, and have been examined by, him, and the undersigned has had an opportunity to ask questions of and receive answers from the principals of the Company concerning the terms and conditions of this investment; provided, however, that the undersigned acknowledges that he is not relying upon any information, representation, warranty or promise that is not contained herein.

        3.6 No Purchaser Representative. The undersigned has not utilized the services of a "Purchaser Representative" ( as defined in Regulation D, promulgated under the Act).

        3.7 No Public Sales Efforts. The Undersigned is not entering into this Subscription Agreement as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio; (ii) any seminar or meeting open to the public; or (iii) any solicitation of a subscription by a person not previously known to him in connection with investments in securities generally.

        3.8 No Representations. The undersigned confirms that no representations or warranties have been made to the undersigned by the Company or any of its principals, officers or voting members or any agent, employee or affiliate of any of them, and that in entering into this transaction the undersigned is not relying upon information, other than as expressly set forth in Section 1 herein, the 34 Docs and the results of the undersigned's own independent investigation. The undersigned hereby also confirms that he did not rely upon any representation or warranty contained in any business plan, projection, or offering documents with respect to a prior distribution of the Company's securities which may have been distributed by the Company or affiliates thereof, and that in entering into this transaction the undersigned is not relying upon information contained in any such documents.

        Section 4. Shares Not Registered. The undersigned understands that the Shares are not registered under the Act, and must be held by the undersigned indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The undersigned understands that the resale of such Shares will be restricted so that such resale may be made only in accordance with the appropriate exemptions (including holding such Shares for periods of time specified in Rule 144 promulgated under the Act and compliance with the other provisions thereof, if such exemption is available), or registration under the Act. The undersigned is aware of the risks of an investment in restricted securities and has no need for any income from his investment in the Shares and can afford to lose his entire investment.

        Section 5. Restrictive Legend. The undersigned understands that all certificates evidencing Shares will bear a legend substantially in the following form:

        The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws. These securities may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the securities under said Act or an opinion of counsel and other assurances satisfactory to the Company prior to the transaction that registration under said Act is not required.

        Section 6. Restrictions on Transfer. The undersigned hereby agrees as follows:

                (a) If the undersigned, or any subsequent holder, desires to transfer any of the Shares, such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel, in either case to the effect that the proposed transfer will not violate the provisions of the Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act.

                (b) Prior to any such proposed transfer, and as a condition thereto, the undersigned, or any subsequent holder, will, if requested by the Company, deliver to the Company an investment letter setting forth investment representations of the proposed transferee and such proposed transferee's covenant to comply with the transfer provisions set forth in this Section 4, signed by the proposed transferee.

                (c) The Company may place a stop order with its transfer agent and registrar, if any, with respect to any of the Shares or any certificates into which such Shares are exchanged.

        Section 7. Further Actions. Each party shall execute such other documents and instruments as shall be requested by the other party in order fully to accomplish the purposes of this Agreement.

        Section 8. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

        Section 9.  Construction.

                (a)  The   descriptive   headings  of  this  Agreement  are  for
convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                (b) Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

        Section 10. Assignability. This Agreement shall not be assignable otherwise than by operation of law by any party hereto without the prior written consent of the other parties, and any purported assignment without such prior written consent shall be null and void, except that the Company may assign this Agreement in connection with a sale of all or substantially all of its assets.

        Section 11. Notices. All notices or other communications given or made hereunder shall be deemed given if in writing and delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight courier procuring a return receipt, postage prepaid, to the undersigned at the address set forth below and to the Company at the address first set forth above.

        Section 12. Counterparts. This Agreement may be executed in multiple counterparts all of which taken together shall constitute one and the same instrument.

Dated: July 25, 2000


                                                          Very truly yours,




                                                          MEREDITH BIRRITTELLA









                                                        ADDRESS FOR ALL NOTICES:








                                                          SSN or other  Taxpayer
I.D.


ACCEPTED:
PTI HOLDING INC.


By:
      Name:
      Title:

                             SUBSCRIPTION AGREEMENT

                                PTI HOLDING INC.

                            (a Delaware corporation)



PTI Holding Inc.
One Executive Boulevard,
Yonkers, NY 10701


Ladies and Gentlemen:

         I hereby subscribe for the purchase of Two Million One Hundred Seventy Three Thousand Nine Hundred Thirteen (2,173, 913) shares (the "Shares") of the Common Stock, $.01 par value per share, of PTI Holding Inc. (the "Company"), at a price of $.46 per share, or an aggregate purchase price of $1,000,000.00(the "Purchase Price").

        This Agreement represents the subscription by the undersigned for the Shares. Execution of this Subscription Agreement (the "Agreement") shall constitute an offer by the undersigned to subscribe for the Shares on the terms specified herein.

        Section 1. Purchase of the Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing (as herein defined) the undersigned shall purchase from the Company, and the Company shall issue sell and deliver, the Shares for the Purchase Price.

        1.1 Closing. The "Closing Date" shall be August 15, 2000.

        1.2 Payment of the Purchase Price. At the Closing, in full payment for the Shares to be issued and delivered, the undersigned shall pay the Purchase Price by cash, check, or wire transfer.

        1.3 The Undersigned's Conditions Precedent. The obligations of the undersigned under this Agreement to proceed with the transactions contemplated hereby are subject to the fulfillment of the following condition prior to closing, and the Company shall use its best efforts to cause such condition to be fulfilled: all defaults under all agreements and instruments in connection with the Company's financing, currently outstanding, shall be waived by the Company's current financing and lending sources ("the Lenders"), and the Lenders shall consent to this Agreement, on terms and by written waiver and consent reasonably satisfactory in form and substance to the undersigned.


        1.4 Undersigned's Right to "Put" the Shares. The undersigned shall have the right to "Put" to the Company, and upon proper exercise of such Put, the Company shall repurchase the Shares at the Put Price, as herein defined. The Put Price shall be equal to the Purchase Price multiplied by 0.9. The Put Price shall be allocated pro rata among the Shares or any security into which the Shares are converted or exchanged. The Put shall not be exercisable for a period of two years from the date hereof. The undersigned shall not exercise the Put at any time that such exercise shall cause the Company to be in default of any covenants contained in its then current financing agreements. The Put may be exercised in whole or in part from time to time.

                1.4.1 Exercise of the Put. The undersigned shall notify the Company in writing of the election to exercise and set forth the number of Shares with respect to such exercise. The "Put Date" for closing shall be 20 business days after notice of exercise at 10:00 a.m., and the place for payment of the Put Price shall be the Company's offices, at the address first set forth above, unless another date is agreed upon by the Company and the undersigned. Payment of the Put Price shall be made by the Company by delivery to the undersigned of a certified or bank check payable to the order of the undersigned. On the Put Date, the undersigned shall deliver certificates for the Shares together with a stock power, executed in blank, with signature guaranteed. If any certificates for the Shares shall have been lost, stolen or destroyed, the undersigned shall sign and deliver to the Company an affidavit of loss attesting to such loss, theft or destruction, and indemnifying the Company for all loss or damages incurred in connection therewith. All costs, fees or taxes attributable to such exercise shall be the responsibility of the Company.


        Section 2. Representations and Warranties of the Company. The Company represents and warrants to the undersigned as follows, and acknowledges that the undersigned is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the undersigned or on his behalf.

        2.1 Consents, Authorizations and Binding Effect.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify.

                (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not:

                (i) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which the Company or any of its properties is bound;


                (ii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Company;

                (iii) result in the acceleration of any debt or other obligation of the Company; or

                (iv) conflict with or violate any provision of the Company's certificate of incorporation or by-laws, in each case as amended through the date hereof.

        2.2 Judgments. No judgments exist against the Company or any of the Company's assets.

        2.3 Litigation and Compliance.

                (a) There are no actions, suits, claims or proceedings or governmental or administrative investigations pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, is there any reasonable basis for any such action, suit, claim or proceeding (i) by, against or otherwise involving any of the Company or any of the Company's officers, directors, employees or agents or any asset or property of others leased or used by the Company pursuant to an agreement which, if decided adversely to the Company, would have a materially adverse effect on the company's financial condition or (ii) which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

                (b) The Company is in substantial compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any violation by it of, any statute, law, ordinance, regulation, decree or order applicable to the business or operations of the Company.

                (c) None of the Company nor the transactions contemplated under this Agreement is subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to the business and operations of the Company.

                (d) The Company has duly filed all reports and returns  required
to  be  filed  by  it  with  governmental   authorities  and  has  obtained  all
governmental permits and licenses and other governmental consents.

        2.4 Securities. The Shares, when sold pursuant to the terms hereof, shall constitute duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock.

        Section 3. Representations and Warranties of the Undersigned. The Undersigned represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the Company or on its behalf.


        3.1 Risk Factors. The undersigned has reviewed and fully understands each of the RISK FACTORS, attached hereto as EXHIBIT A, involved in an investment in the Company and agrees that the undersigned's execution and delivery of this Subscription Agreement shall constitute an acknowledgment by the undersigned that: (i) the undersigned has read and understands all such RISK FACTORS; (ii) if the undersigned has received or reviewed a business plan, offering memorandum or projection of future performance of the Company, he has not relied upon such documents as the basis of, or an influencing factor with respect to, his decision to subscribe to invest in the Company; and (iii) there is no basis for projecting the profits or losses that might result from the Company's operations.

        3.2 Not Dependent upon Investment. The undersigned (i) has adequate means of providing for the undersigned's current needs and possible contingencies, apart from any income that the undersigned might earn from an investment in the Company, and the undersigned has no need for liquidity of the undersigned's investment in the Company, (ii) can bear the economic risk of losing the undersigned's entire investment therein, and (iii) has, alone, such knowledge and experience that the undersigned is capable of evaluating the relative risks and merits of this investment.

        3.3  Subscriber's Status.
                3.3.1 The undersigned, if an individual, is more than 21 years old. The undersigned has consulted with tax and legal counsel selected by the undersigned, and has reviewed with such counsel the Company's Annual Report on Form 10-K for the year ended12/31/99 and Quarterly Report on Form 10-Q for the quarter ended 3/31/00 (the A34 Docs"), and this Subscription Agreement, and the merits of an investment in the Company. The undersigned, together with such persons, has sufficient knowledge and experience in business and financial matters to evaluate the merits and the risks of an investment in the Company, and the undersigned, fully aware of the risks involved, has determined that an investment in the Company is consistent with the undersigned's investment objectives. The undersigned is relying solely on the undersigned's own tax advisors with respect to the tax factors relating to an investment in the Company.

                3.3.2 The undersigned is an Accredited Investor as defined in Rule 501 of the Securities Act of 1933, as amended (the "Act") and satisfies at least one of the following categories:

                (a) a corporation, partnership, trust or llc, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                (b) a director, or executive officer of the Company;

                (c) a natural person whose individual net worth, or joint net worth with that person's spouse at the time of his purchase exceeds $1,000,000;

                (d) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; and

                (e) an entity in which all of the equity owners are accredited investors.

                3.3.3 The subscriber, if an entity, is duly organized, validly existing and in good standing under the under the laws of the state of its organization.

                3.3.4 The undersigned, if signing on behalf of an entity, has been duly authorized to execute and deliver this agreement, and such agreement has been duly authorized by such entity's governing body and constitutes the legal, valid and binding obligation of such entity.

        3.4   Subscriber's   Address.   The  address  set  forth  below  is  the
undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

        3.5 Familiarity with Company. All documents, records and books pertaining to an investment in the Company requested by the undersigned have been made available or delivered to, and have been examined by, him, and the undersigned has had an opportunity to ask questions of and receive answers from the principals of the Company concerning the terms and conditions of this investment; provided, however, that the undersigned acknowledges that he is not relying upon any information, representation, warranty or promise that is not contained herein.

        3.6 No Purchaser Representative. The undersigned has not utilized the services of a "Purchaser Representative" ( as defined in Regulation D, promulgated under the Act).

        3.7 No Public Sales Efforts. The Undersigned is not entering into this Subscription Agreement as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio; (ii) any seminar or meeting open to the public; or (iii) any solicitation of a subscription by a person not previously known to him in connection with investments in securities generally.

        3.8 No Representations. The undersigned confirms that no representations or warranties have been made to the undersigned by the Company or any of its principals, officers or voting members or any agent, employee or affiliate of any of them, and that in entering into this transaction the undersigned is not relying upon information, other than as expressly set forth in Section 1 herein, the 34 Docs and the results of the undersigned's own independent investigation. The undersigned hereby also confirms that he did not rely upon any representation or warranty contained in any business plan, projection, or offering documents with respect to a prior distribution of the Company's securities which may have been distributed by the Company or affiliates thereof, and that in entering into this transaction the undersigned is not relying upon information contained in any such documents.

        Section 4. Shares Not Registered. The undersigned understands that the Shares are not registered under the Act, and must be held by the undersigned indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The undersigned understands that the resale of such Shares will be restricted so that such resale may be made only in accordance with the appropriate exemptions (including holding such Shares for periods of time specified in Rule 144 promulgated under the Act and compliance with the other provisions thereof, if such exemption is available), or registration under the Act. The undersigned is aware of the risks of an investment in restricted securities and has no need for any income from his investment in the Shares and can afford to lose his entire investment.

        Section 5. Restrictive Legend. The undersigned understands that all certificates evidencing Shares will bear a legend substantially in the following form:

        The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws. These securities may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the securities under said Act or an opinion of counsel and other assurances satisfactory to the Company prior to the transaction that registration under said Act is not required.

        Section 6. Restrictions on Transfer. The undersigned hereby agrees as follows:

                (a) If the undersigned, or any subsequent holder, desires to transfer any of the Shares, such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel, in either case to the effect that the proposed transfer will not violate the provisions of the Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act.

                (b) Prior to any such proposed transfer, and as a condition thereto, the undersigned, or any subsequent holder, will, if requested by the Company, deliver to the Company an investment letter setting forth investment representations of the proposed transferee and such proposed transferee's covenant to comply with the transfer provisions set forth in this Section 4, signed by the proposed transferee.

                (c) The Company may place a stop order with its transfer agent and registrar, if any, with respect to any of the Shares or any certificates into which such Shares are exchanged.

        Section 7. Further Actions. Each party shall execute such other documents and instruments as shall be requested by the other party in order fully to accomplish the purposes of this Agreement.


        Section 8. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

        Section 9.  Construction.

                (a)  The   descriptive   headings  of  this  Agreement  are  for
convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                (b) Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

        Section 10. Assignability. This Agreement shall not be assignable otherwise than by operation of law by any party hereto without the prior written consent of the other parties, and any purported assignment without such prior written consent shall be null and void, except that the Company may assign this Agreement in connection with a sale of all or substantially all of its assets.

        Section 11. Notices. All notices or other communications given or made hereunder shall be deemed given if in writing and delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight courier procuring a return receipt, postage prepaid, to the undersigned at the address set forth below and to the Company at the address first set forth above.

        Section 12. Counterparts. This Agreement may be executed in multiple counterparts all of which taken together shall constitute one and the same instrument.

Dated: July 25, 2000


                                                          Very truly yours,




                                                          WARREN SCHAEFFER







                                                        ADDRESS FOR ALL NOTICES:





                                                          SSN or other  Taxpayer
I.D.


ACCEPTED:
PTI HOLDING INC.


By:
      Name:
      Title:

EXHIBIT A
RISK
FACTORS


        An investment in the Common Stock offered hereby involves a high degree of risk. Common Stock should not be purchased by a person who cannot afford the loss of his or her entire investment. The following risks should be considered carefully in evaluating the Company and its business prior to purchasing any of the Common Stock offered hereby.


        1. New Acquisitions. On August 5, 1997, the Company consummated the merger of Flents Products Co., Inc., a New York corporation ("FPC"), which was principally engaged in the business of the manufacture of wax earplugs and the marketing and sale of earplugs and other safety and medical supplies, such as an eye drop delivery system, styptic devices, and air-filter masks, with and into the Company's wholly owned subsidiary, Flents Products Co., Inc., a Delaware corporation ("Flents").

         On April 14, 1999, Flents consummated an asset acquisition of Karlen Manufacturing, Inc. ("Karlen"). The Company acquired substantially all of the net operating assets of Karlen. The Karlen operation, which is based in Michigan, is in the business of manufacturing, marketing and selling personal health and beauty care items, including some products similar to those sold by Flents. The purchase price was $17,750,000, excluding acquisition costs.

       To finance the Karlen acquisition, at the Closing, the Company's subsidiaries borrowed approximately $16,000,000 for the acquisition, in addition to such subsidiaries ordinary working capital financing.

       Interest expense, net of interest income, for the Company for the three months ended March 31, 2000 was $704,202, compared to net interest expense of $264,572 for the three months ended March 31, 1999. The increase in net interest expense from 1999 to 2000 was due primarily to the financing costs associated with the acquisition of Karlen. Net interest expense for Flents was $494,223 for the three months ended March 31, 2000, and $93,488 for the quarter ended March 31, 1999.

       The Company had a net loss of ($206,628) for the year ended December 31, 1999 compared to the Company's net income for the year ended December 31, 1998 of $2,492,229. The reduction in earnings from 1998 to 1999 resulted in significant part from and the financing costs associated with the acquisition of Karlen.

       The Company had a net loss of ($553,943) for the three months ended March 31, 2000 compared to the Company's net income for the three months ended March 31, 1999 of $485,063. The reduction in earnings resulted in significant part from the financing costs associated with the acquisition of Karlen.

       If the acquired companies do not perform as expected, the Company's operating results in the short and long term could be materially adversely affected. Additionally, the Company is likely to experience undercapitalization, cash shortages, set backs in product development and other risks common to expanding businesses.

       2. Recent Losses. The Company operated at a loss for the fiscal year ended December 1999 and the most recent quarter ended March 31, 2000 (See Risk Factor #1 "New Acquisitions" above). The Company believes that such losses are attributable to the cost of the acquisitions, increased finance charges relating to the acquisitions, reduced margins on goods sold and the increased cost of human resources. If the Company does not improve its operating results, then it will need additional financing to fund its losses. In such case, no assurance can be given that such financing will be available or, if available, that it will be on terms favorable to the Company.

       3. Competition. The safety sport helmet industry is dominated by Bell Sports Corporation ("Bell"),which the Company estimates has approximately a 65% market share in the United States. In addition to Bell, significant competitors include Troxol, Specialized and Trek as well as other small manufacturers.

       Bell and other competitors have significantly greater financial and other resources than the Company. However, the Company's ability to compete with Bell is highlighted by its success at Toys R Us and Target, where it has replaced Bell as the largest vendor. The Company believes it has become the second largest manufacturer of bicycle helmets and accessories selling through the mass merchant channel. However, with greater resources, the Company's competitors could expand production, reduce margins or undertake aggressive advertising campaigns. Any of these actions by a competitor could have an adverse affect on the Company's business.

       4. Dependence upon Major Customers. A large portion of the helmet sales in the United States are due to the mandatory helmet legislation that has been adopted in many states. Mass merchants have accounted for a large portion of the purchases motivated by such legislation because of their low retail prices for bicycle helmets. The Company's helmets are sold chain-wide in Toys R Us, Target, Sam's Clubs, Sports Authority and other regional mass merchants. During 1999, the Company's sales to its single largest customer constituted approximately 42% of its gross revenues, compared to 58% in 1998. Sales to its second largest customer accounted for 25% of gross revenues in 1999, compared to 28% in 1998. The loss of either of these customers would have a material adverse effect on the Company's business.

       Additionally, some mass merchants at times condition future purchases on the Company's acceptance of returns of unsold goods. Such returns can be resold by the Company only at sharp discounts. The unpredictability of the volume of returns and the amount of discounts required to resell such goods could have a serious adverse effect on the profitability of the Company.


                  5. Need for Additional Financing. On April 14, 1999, the Company negotiated new financing agreements with a bank. Under the terms of the new financing agreement, the bank has issued separate financing agreements for each of the Company's operating subsidiaries, Protective Technologies International Inc. (A PTI") and Flents. Each company now has a line of credit collateralized by such company's inventory, receivables and other assets, and guaranteed by the Company as well as a separate term loan.

       The line of credit agreements require the Company and each of PTI and Flents to comply with certain affirmative covenants, including the maintenance of maximum leverage ratios, minimum fixed charge ratios and minimum net worth amounts, all as defined in the agreements. PTI failed to meet the leverage, fixed charge and net worth covenants for PTI for 1999, and the bank waived them. PTI is unlikely to meet the affirmative covenants in 2000, and, unless the bank waives such covenants, PTI will be in default. The Company needs to raise additional equity funds to avoid default under the credit agreements. No assurance can be given that such financing will be available to the Company, or, if it is available, that it will be on terms favorable to the Company. If additional funds are unavailable, the Company will default under such credit agreements, and no assurance can be given that the bank will continue to waive such defaults. A default by PTI could induce the bank to accelerate the loan, requiring PTI to seek alternate financing. No assurance can be given that such financing will be available to the PTI, or, if it is available, that it will be on terms favorable to PTI.

         In addition, certain negative covenants (which are all defined in the agreement) call for the Company to obtain the bank's consent prior to business acquisitions, debt guarantees, sales or transfers of accounts receivable, loans, total annual capital expenditures in excess of $300,000 (which was waived for 1999), dividend declarations or payments, distributions of assets, incurring certain debt, and liens against assets. These covenants could hamper the Company in making future acquisitions, which could negatively affect future earnings.

         6. Dependence Upon Key Personnel and Executive Pay. The Company is dependent upon the services of Meredith Birrittella, its Chief Executive Officer and Chairman, and Warren Schaeffer, Secretary of the Company and President of PTI. The loss or interruption of the services of either of these individuals would have a material adverse effect on the Company.

         7. Trademarks. The Company markets its bicycle helmets, bicycles and bicycle products under the brand names Protective TechnologiesTM PTITM Hydrogen7 and Aerial Assault7. The Company markets its ear care products under the brand names Comfees7 and Quiet Please!7. The Company believes that such trademarks are helpful to the Company's ability to market its products. To the extent it has not already done so, the Company plans to apply for registration of such trademarks. No assurance can be given that the Company will be able to successfully defend its trademarks if forced to litigate their enforceability. If the Company were to lose the use of such trademarks, its sales could be adversely affected.

        In addition, the Company has licenses to market different helmet models under the trademarks Spice Girls Playskool, Tonka, Barbie, Lisa Frank, Hello Kitty, Power Rangers, and Furby, The Company believes that such trademarks are helpful to the Company's ability to market its products. However, sales of these products may be affected by the popularity attached to the underlying trademark, and many of these trademarks may sharply decline in popularity if consumer trends change. Moreover, each of these licenses can be terminated or may expire in the near future. If the Company were to lose the use of such licenses, its sales could be adversely affected.

         The Company has entered into a 10-year licensing agreement with Greg LeMond for which the Company will manufacture and market high-end helmets and bicycle accessories. The Company has guaranteed that it will make minimum royalty payments of $500,000 per year under such license. This program is the Company's first attempt at marketing high-end products. The acceptance and success of this product line can not be reasonably forecast. If such line is unsuccessful, it could negatively affect future earnings.

         8. Reliance on Foreign Manufacturers. The Company sources out the manufacturing of all bicycle accessory products to certain manufacturers, a number of which are foreign corporations. Access to the foreign manufacturers could be adversely affected by economic or political instability in such foreign countries and by currency fluctuations; however, the Company believes that adequate alternate sources of supply exist. The Company has not entered into any written agreement with any manufacturer, foreign or domestic. In the event of a loss of a supplier, the Company's operations could be seriously disrupted until other manufacturers are found.

         9. Control by Current Management. The current management of the Company currently owns, including various vested and unvested options to purchase Common Stock of the Company, approximately 23.9% of the outstanding shares of Common Stock of the Company. The balance of shares are widely held. Accordingly, management controls the Company and has the power to elect a majority of the directors, appoint corporate officers and approve certain actions requiring the approval of a majority of the Company's stockholders. This control could pose an obstacle to a purchase of the Company that might be desirable to other stockholders.

         10. No Dividends. The Company has not paid dividends to its shareholders since its inception and does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company.

         11. Certain Anti-Takeover Provisions; Preferred Stock. Certain provisions of the Certificate of Incorporation of the Company could make it more difficult for a third party to acquire control of the Company, even if such change in control would be beneficial to stockholders. The Certificate of Incorporation allows the Company to issue preferred stock without stockholder approval. Such issuances could make it more difficult for a third party to acquire the Company. The Certificate of Incorporation also provides for a classified board of directors, which would prevent a third party acquiring a majority of the Common Stock from immediately electing a new board of directors. These provisions may be used to entrench current management at the expense of acquisition offers that might be beneficial to other shareholders.

         12. Limitation on Directors' Liabilities under Delaware Law. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit.

         13. Rules Limiting Broker-Dealer Sales of Company Shares. It is possible that the Company's Common Stock will be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. This rule could affect the Company's ability to sell its securities and discourage broker-dealers from dealing in the Company's stock.

         14. Management Discretion in Use of Proceeds. The proceeds of the Offering will be allocated predominately for marketing and sales, and for general and administrative and working capital purposes. However, management will have broad discretion over the application and allocation of the use of the net proceeds.